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                                                                    Exhibit 5(a)




                                                              New York, New York
                                                              March 4, 1998


Grand Court Lifestyles, Inc.
One Executive Drive
Fort Lee, New Jersey 07024


Ladies and Gentlemen:

                  We are acting as special counsel to Grand Court Lifestyles, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale (the "Public Offering") to a group of underwriters (the "Underwriters") of up to 3,450,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), of which 450,000 shares will be sold by selling stockholders (the "Selling Stockholders"), to the extent the over-allotment option is exercised by the Underwriters, pursuant to an agreement among the Company, the Selling Stockholders and the Underwriters (the "Underwriting Agreement"); and the issuance of warrants (the "Warrants") to purchase up to 300,000 shares of Common Stock pursuant to an agreement between the Company and the representative for the Underwriters (the "Warrant Agreement") (the Common Stock, including the Common Stock to be issued upon exercise of the Warrants are, collectively, the "Securities"), all as contemplated by the registration statement on Form S-1 filed by the Company with the Securities and Exchange Commission (the "SEC") on June 14, 1996, as amended, and the registration statement on Form S-1 filed by the Company with the SEC on December 24, 1997, as amended, for the registration of the Securities under the Securities Act of 1933, as amended (the "Act"), each as amended to date and hereafter, said registration statements being hereinafter collectively called the "Registration Statement".

                  We are of the opinion that, subject to the qualifications hereinafter expressed:

                  1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

                  2. When:




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Grand Court                           -2-                          March 4, 1998
  Lifestyles, Inc.





                  (a) the Registration Statement shall have become effective under the Act;

                  (b) the Company's Board of Directors or a duly authorized committee thereof shall have taken such action as may be necessary to authorize the execution and delivery of the Underwriting Agreement, the execution and delivery of the Warrant Agreement and the issuance and sale of the Securities on the terms set forth in or contemplated by the Registration Statement, the Underwriting Agreement and the Warrant Agreement, and to authorize such other action as may be necessary in connection with the consummation of the issuance and sale of the Securities;

                  (c) in the case of Securities issued in connection with the Public Offering, such Securities shall have been issued, sold and delivered by the Company to the Underwriters against payment therefor or sold and delivered by Selling Stockholders to the Underwriters against payment therefor, all as contemplated by, and in conformity with, the Registration Statement, the Underwriting Agreement and the Company's Restated Certificate of Incorporation; and

                  (d) in the case of Securities to be issued upon exercise of Warrants, such Securities shall have been issued, sold and delivered by the Company to the holders of such Warrants against payment therefor, all as contemplated by, and in conformity with, the Registration Statement, the Warrant Agreement and the Company's Restated Certificate of Incorporation;

each of the Securities shall have been validly issued and will be fully paid and non-assessable.

                  We are members of the Bar of the State of New York. This opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States.

                  We hereby authorize and consent to the use of this opinion as
Exhibit 5(a) to the Registration Statement, and authorize and consent to the reference to our firm in



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Grand Court                              -3-                       March 4, 1998
  Lifestyles, Inc.




the Registration Statement and in the prospectus constituting a part of the Registration Statement. In giving the foregoing consent, we do not thereby admit that we belong to the category of persons whose consent is required under
Section 7 of the Act, or the rules and regulations promulgated by The SEC thereunder.

                                                          Very truly yours,


                                                          /s/ Reid & Priest LLP
                                                          ---------------------
                                                              REID & PRIEST LLP